Exhibit 10.2

AIROBOTICS LTD.

2020 INCENTIVE EQUITY PLAN

1.	Purpose: The purposes of this 2020 Incentive Equity Plan are to provide incentives to employees, officers, directors, consultants and certain other service providers of the Company (as defined below) and any Parent or Subsidiary (both as defined below) of the Company to further the growth, development and financial success of the Company by providing them with opportunities to purchase Ordinary A Shares (as defined below), pursuant to this 2020 Incentive Equity Plan and to promote the success of the Company’s business.

2.	Definitions: For the purposes of this 2020 Incentive Equity Plan, the following terms shall have the meaning ascribed thereto as set forth below:

a.	“Applicable Laws” means the requirements relating to the adoption and administration of share option plans under the Companies Law (as defined below) and regulation promulgated thereunder, any stock exchange or quotation system on which the Shares (as defined below) may be listed or quoted and the applicable laws of any other country or jurisdiction where Options (as defined below) are, or will be, granted under the Plan (as defined below), including, but not limited to, the Israeli tax laws.

b.	“Additional Rights” means any distribution of rights, including an issuance of bonus shares and stock dividends (but excluding cash dividends), in connection with Section 102 Trustee Options (as defined below) and/or the Shares issued upon exercise of such Options.

c.	“Board” means the Board of Directors of the Company.

d.	“Cause” means any of the following: (i) breach of the Optionee’s duty of loyalty towards the Company and/or any Parent or Subsidiary of the Company, including breach of confidentiality obligation; (ii) breach of the Optionee’s duty of care towards the Company and/or any Parent or Subsidiary of the Company; (iii) the Optionee has committed any flagrant criminal offense; (iv) the Optionee has committed a fraudulent act towards the Company and/or any Parent or Subsidiary of the Company; (v) the Optionee caused intentionally, by act or omission, any financial damage to the Company and/or any Parent or Subsidiary of the Company or harm to the business reputation of the Company and/or any Parent or Subsidiary of the Company; (vi) any other circumstance deemed by law to constitute “Cause”, pursuant to which an employer is relieved from the duty to pay severance pay to an employee; or (vii) any other circumstances defined in the Optionee’s employment or engagement agreement with the Company and/or any Parent or Subsidiary of the Company as constituting “Cause”. The determination of the Committee (as defined below) as to the existence of “Cause” will be conclusive on the Optionee and the Company and/or any Parent or Subsidiary of the Company.

e.	“Change in Control” means a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that, directly or indirectly, controls, is controlled by, or is under common control with the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to such transaction; (ii) a merger, consolidation, reorganization of the Company or a similar business combination, in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the person or persons holding those securities, directly or indirectly, immediately prior to such transaction; or (iii) the sale, transfer or other disposition of all or substantially all of the Company’s assets (including, intellectual property rights which, in the aggregate, constitute substantially all of the Company’s material assets).

f.	“Companies Law” means the Israeli Companies Law - 1999, as amended.

g.	“Committee” means a committee of Directors (as defined below) or of other individuals satisfying Applicable Laws appointed by the Board. In the absence of any such appointment, the Committee will consist of the entire Board.

h.	“Company” means Airobotics Ltd., a company incorporated under the laws of the State of Israel, or any successor thereto.

i.	“Consultant” means any person or entity that is engaged by the Company or any Parent or Subsidiary of the Company to render consulting or advisory services to such entity.

j.	“Controlling Shareholder” has the meaning ascribed to it in Section 32(9) of the Tax Ordinance (as defined below).

k.	“Director” means a member of the Board.

l.	“Disability” means (i) a complete and permanent inability, due to illness or injury, to perform the duties of the Optionee’s engagement at such time when the disability commenced, as determined by the Committee based on medical evidence acceptable to it; (ii) with regard to Incentive Stock Options and Non-Statutory Stock Options only (both as defined below), total and permanent disability, as defined in Section 22(e)(3) of the Code.

m.	“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary of the Company shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary of the Company. With regard to Section 102 Trustee Options and Section 102 Non-Trustee Options, “Employee” includes Directors and office holders (“Nosei Misra” as such term is defined in the Israeli Companies Law), and excludes Controlling Shareholder prior to and/or after the issuance of the Options. A person employed by the Company or any Parent or Subsidiary of the Company shall not cease to be an “Employee” for the purposes of the Plan in the case of (i) any leave of absence approved by the Company, or (ii) transfer between locations of the Company, or (iii) transfer of employment between the Company, its Parent, any of its Subsidiaries, or any successor thereto. For purposes of Incentive Stock Options, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then on the date three months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

n.	“Exercise Price” means the price per share determined by the Committee in accordance with Section 10 below, which is to be paid to the Company in order to exercise a granted Option and purchase the Share(s) covered thereby.

o.	“Expiration Date” of an Option means the earliest of: (i) the expiration of ten (10) years from the date such Option was granted; (ii) in the case of an Incentive Stock Option granted to an Optionee who is a Ten Percent Shareholder (as defined below) at the time the Option is granted, the expiration of five (5) years from the date such Option was granted; or (iii) the expiration date set forth in the Option Agreement; or (iv) an early expiration upon termination of employment or service as provided in Section 12 below.

p.	“Fair Market Value” means, as of any date, the value of a Share determined as follows:

i.	If the Shares are admitted to trading on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sale price of a Share on the principal exchange on which Shares are then trading (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii.	If the Shares are not traded on an exchange, but are admitted to quotation on the Nasdaq or other comparable quotation system, the Fair Market Value shall be the mean between closing representative bid and asked prices for the Shares on the trading day immediately preceding such date or, if no bid and ask prices were reported on such date, then on the last date preceding such date on which both bid and ask prices were reported, all as reported by Nasdaq or such other comparable quotation system; or

iii.	If the Shares are not publicly traded on an exchange and not quoted on Nasdaq or a comparable quotation system, the Fair Market Value shall be determined in good faith by the Committee.

iv.	Without derogating from the foregoing definition, in the case of Capital Gain Option Through a Trustee (as defined below), the Fair Market Value of a Share at grant shall be determined in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance as further detailed in Section 16(c) below.

q.	“Incentive Stock Option” means an Option that is intended to qualify, and by its terms qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

r.	“IPO” means an initial underwritten public offering of the Shares of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended or equivalent law of another jurisdiction.

s.	“Lock-up Period” means the period during which the Section 102 Trustee Options granted to an Optionee or, upon exercise thereof the underlying Shares as well as any Additional Rights distributed in connection therewith are to be held by the Trustee on behalf of the Optionee, in accordance with Section 102, and pursuant to the tax route which the Company elects.

t.	“Non-Statutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

u.	“Notice of Exercise” has the meaning ascribed to it in Section 11 below.

v.	“Option(s)” means a right to purchase Shares granted under Section 8 below, and subject to the terms specified in the Plan, whether Incentive Stock Option, Non-Statutory Stock Option, Section 102 Trustee Option, Section 102 Non-Trustee Option, Section 3(i) Option or option issued under other tax regimes.

w.	“Optionee(s)” means the holder of an outstanding Option granted under the Plan.

x.	“Option Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and conditions of an individual grant of Option, as further specified in Section 8 below. Each Option Agreement is subject to the terms and conditions of the Plan.

y.	“Ordinary A Shares” means the Ordinary A Shares of the Company, par value NIS0.01 per share, as defined in the Company’s Articles of Association.

z.	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

aa.	“Plan” means this 2020 Stock Option Plan, as amended from time to time.

bb.	“Proxy Holder” means any person designated by the Board to act as proxy holder.

cc.	“Section 3(i)” means that certain Section 3(i) of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, all as amended.

dd.	“Section 3(i) Option” means an Option granted pursuant to Section 3(i).

ee.	“Section 102” means that certain Section 102 of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended.

ff.	“Section 102 Trustee Option” means an Option that by its terms qualifies and is intended to qualify under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election (as defined below)), as either:

i.	“Ordinary Income Option Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or

ii.	“Capital Gain Option Through a Trustee” for the special tax treatment under Section 102(b)(2) and the “Capital Route”.

gg.	“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 6 below.

hh.	“Section 102 Non-Trustee Option” means an Option that by its terms does not qualify or is not intended to qualify as a Section 102 Trustee Option and is granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.

ii.	“Service Provider” means an Employee, officer, Director or Consultant of the Company or any Parent or Subsidiary of the Company or employee of an employment agency or any other entity dispatched to provide services to the Company or any Parent or Subsidiary.

jj.	“Share(s)” means a share of Ordinary A Share, par value NIS0.01, of the Company, as may be adjusted in accordance with Section 13 of the Plan.

kk.	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

ll.	“Tax Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended.

mm.	“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company.

nn.	“Trust Agreement” means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

oo.	“Trustee” means a person or an entity, appointed by the Company and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Optionees the granted Options, or upon exercise thereof the Shares, as well as any Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.

3.	Interpretation: Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

4.	Administration of the Plan:

a.	The Committee shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever. Subject to Applicable Laws, members of the Committee shall be eligible to receive Options under the Plan while serving on the Committee.

b.	Subject to the terms and conditions of this Plan, and subject to the approval of any relevant authorities and to Applicable Laws, the Committee shall have full power and authority, in its discretion, at all times, to: (i) select the Service Providers to whom Options may from time to time be granted hereunder, and to grant the Options to the said Service Providers; (ii) determine the terms and provisions of the Option Agreements (which need not be identical) including, but not limited to, the type of the Option to be granted, the number of Shares to be covered by an Option, the Exercise Price, the time or times when and the extent to which an Option shall be vested and may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting a substantial risk of forfeiture; (iii) accelerate the right of an Optionee to exercise, in whole or in part, any Option, or extend such right; (iv) approve forms of Option Agreement for use under the Plan; (v) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); (vi) interpret and construe the provisions of the Plan and the Option Agreements; (vii) determine the Fair Market Value; (viii) adopt sub-plans, Plan addenda and appendices to the Plan as the Committee deems desirable, to accommodate foreign laws, regulations and practice. The provisions of such sub-plans, Plan addenda and appendices to the Plan may take precedence over other provisions of the Plan, with the exception of Section 5, but unless otherwise superseded by the terms of such sub-plans, Plan addenda and appendices to the Plan, the provisions of the Plan shall govern their operation; (ix) exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan, including but not limited to prescribe, amend and rescind any rules and regulations relating to the Plan (including rules and regulations relating to sub-plans, Plan addenda and appendices to the Plan established for the purpose of satisfying applicable foreign laws); ; and (x) take all other action and determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

c.	The interpretation and construction by the Committee of any provision of the Plan (including sub-plans, Plan addenda and appendices to the Plan), the Option Agreement or of any Option thereunder shall be final and conclusive, unless otherwise determined by the Board. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Agreement.

5.	Reserved Shares:

a.	The Company shall reserve at all times sufficient number of Shares for purposes of grants under the plan.

b.	The Shares subject to the Plan may be either authorized but unissued Shares or reacquired Shares, subject to Applicable Laws.

c.	Any Shares under the Plan, in respect of which the right hereunder of an Optionee to purchase the same shall for any reason terminate, become cancelled, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan (unless the Plan has terminated). No fraction of Shares may be issued under the Plan.

d.	The Board may, at any time during the term of the Plan, increase the number of Shares available for grant under the Plan. The Company’s stockholders must approve such increase, if so required under Applicable Laws and/or the Company’s By-Laws and/or any Stockholders Rights Agreement, as shall be in effect from time to time.

6.	Section 102(b) Route Election: No Section 102 Trustee Options may be granted under this Plan to any eligible Service Provider, unless and until, the Company’s election of the type of Section 102 Trustee Options either as “Ordinary Income Option Through a Trustee” or as “Capital Gain Option Through a Trustee” is appropriately filed with the Income Tax Authorities. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102 Trustee Option under this Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Section 102 Trustee Options. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Option it has elected, and shall apply to all Optionees who were granted Section 102 Trustee Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Options simultaneously.

7.	Eligible Optionees:

a.	Subject to the terms and conditions of the Plan and any restriction imposed by Applicable Laws, Options may be granted to Service Providers, as selected by the Committee in its sole discretion, provided however, that, (i) Incentive Stock Options may be granted only to Employees, in accordance with Section 422 of the Code, and may not be granted to any member of the Board in such capacity; (ii) Non-Statutory Stock Options may be granted to Service Providers; (iii) Section 102 Trustee Options and Section 102 Non-Trustee Options may be granted only to Employees of the Company and any Parent or Subsidiary, provided that, such Parent or Subsidiary corporation is an “employing company” within the meaning of Section 102(a) of the Tax Ordinance; and (iv) Section 3(i) Options may be granted only to: (a) Consultants; or (b) employees, Directors and/or officers of the Company or any Parent or Subsidiary, who are Controlling Shareholders prior to and/or after the issuance of the Options.

b.	Eligibility to participate in the Plan does not confer any right to be granted Options under the Plan. Participation in the Plan is voluntary. The grant of an Option to a Service Provider hereunder, shall neither entitle such Service Provider to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other share incentive or stock option plan of the Company or any Parent or Subsidiary of the Company.

8.	Issuance of Options:

a.	Options may be granted at any time, after the Plan shall become effective as specified in Section 17 hereof, subject to obtaining all the necessary approvals (if any) from any regulatory body or governmental agency having jurisdiction over the Company and/or any Parent or Subsidiary of the Company and/or any Optionee. In the case of Section 102 Trustee Options, Options may be granted after the passage of thirty (30) days (or a shorter period as and if approved by the tax authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval of the Plan and the Trustee according to Section 102. Notwithstanding the above, if within ninety (90) days of delivery of the abovementioned request, the tax officer notifies the Company of its decision not to approve the Plan, the Options, which were intended to be granted as a Section 102 Trustee Options, shall be deemed to be Section 102 Non-Trustee Options, unless otherwise was approved by the tax officer. The date of grant of each Option shall be the date specified by the Committee at the time such Option is granted and subject to the Applicable Laws.

b.	An Option Agreement shall evidence each Option granted pursuant to the Plan. The Option Agreement shall state, inter alia, the number of Shares covered thereby, the type of Option granted thereunder, the dates and schedule when the Option may be exercised, the Exercise Price and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan, Applicable Laws.

c.	Notwithstanding the above, in the event an Option Agreement shall designate the Options granted thereunder as Incentive Stock Options, and the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand US dollars ($100,000), such Options shall be treated as Non-Statutory Stock Options. For purposes of this Section 8(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand US dollars ($100,000) limitation, only such excess shall be treated as a Non-Statutory Stock Option.

9.	Trustee:

a.	Notwithstanding anything to the contrary contained in the Plan, Section 102 Trustee Options, which shall be granted under the Plan and any Shares issued upon exercise of such Options shall be issued to the Trustee who shall hold the same in trust for the benefit of the Optionee at least for the Lock-up Period. Upon the conclusion of the Lock-up Period and subject to any further period under Applicable Laws, the Trustee may release Section 102 Trustee Options or Shares issued upon exercise of such Options to Optionee only after the Optionee’s full payment of his tax liability in connection therewith due pursuant to the Tax Ordinance.

b.	Notwithstanding the above, in the event an Optionee shall elect to release the Section 102 Trustee Options and/or the Shares issued upon exercise of such Options prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Optionee.

c.	Any Additional Rights distributed to the Optionee shall be deposited with and/or issued to the Trustee for the benefit of the Optionee, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the elected tax route.

d.	The Company, any Parent or Subsidiary of the Company (if applicable) the Trustee and the Optionee shall comply with the Tax Ordinance, Section 102 and the provisions of the Trust Agreement.

e.	Upon receipt of the Options, an Optionee will sign the Option Agreement, which shall be deemed as the Optionee’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and any Option, Share, Additional Right or other rights received by the Optionee in connection therewith. The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor and act as required by Applicable Law.

f.	For as long as the Trustee holds Shares in trust for the benefit of the Optionee, the Trustee shall not use the voting rights vested in such Shares, and shall not exercise such rights in any way whatsoever. In the event the right to vote such Shares is held by the Trustee pursuant to Section 102, then upon the exercise of any Option by the Optionee, the Trustee shall execute an irrevocable voting proxy in such form as may be prescribed by the Committee in accordance with the provisions of Section 11(f) of the Plan and the provisions of Section 102.

10.	Option Exercise Price and Consideration:

a.	The Exercise Price shall be as determined by the Committee on the date of grant of an Option, on an individual basis, subject to any guidelines as may be determined by the Board from time to time; provided, however, that the Exercise Price shall be not less than the nominal value of the Shares underlying the Option.

b.	The Exercise Price shall be subject to the following: [

i.	In the case of Incentive Stock Option

1.	Granted to an Employee who, at the time of grant of such Option is a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

2.	Granted to any other Employee, the per Share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

ii.	In the case of Non-Statutory Stock Option

1.	Granted to a Service Provider who, at the time of grant of such Option, is a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

2.	Granted to any other Service Provider, the per Share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, unless specifically determined otherwise by the Committee.

iii.	Notwithstanding the foregoing, Options may be granted with a per Share Exercise Price other than as required above pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

c.	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee, in its sole discretion, subject to Applicable Laws (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check or wire transfer, or (3) other the type of consideration acceptable the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, all in accordance with Applicable Law.

11.	Exercise of Options:

a.	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option be exercisable after its Expiration Date, as further specified in Section 11(b) below.

Unless the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

b.	Anything herein to the contrary notwithstanding, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for prior to its Expiration Date, such Option, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Optionee in and to the same shall expire.

c.	An Option, or any part thereof, shall be exercisable by the Optionee’s signing and returning to the Company at its principal office, on any business day, a “Notice of Exercise” in such form and substance as may be prescribed by the Committee from time to time and in accordance with the requirements of Applicable Laws, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the aggregate Exercise Price due with respect to the Shares to be purchased. Such payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan, pursuant to Section 10(c) above. If required under Applicable Laws, the Notice of Exercise shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercise of Options and/or purchased Shares.

d.	If Applicable Laws require the Company to take any action with respect to the Shares specified in the Notice of Exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

e.	Prior to exercise, the Optionees shall have none of the rights and privileges of a stockholder of the Company in respect to any Shares purchasable upon the exercise of any part of an Option. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised, subject to the provisions of Section 15 hereof. No adjustment will be made for a dividend or other right, for which the record date precedes the date of issuance of the Shares, except as provided in Section 13 hereof.

f.	Subject to Applicable Laws, concurrently with the exercise of any Option and as a condition precedent to such exercise and the issuance of any Shares in respect thereof, the Optionee shall sign and deliver to the Company an irrevocable voting proxy in such form as may be prescribed by the Committee. By this proxy, the Optionee’s right to vote any acquired Shares shall be assigned to the Proxy Holder, who shall vote such Shares on any issue brought before the stockholders of the Company in the same proportion as the votes of the other stockholders of the Company (without taking such acquired Shares in consideration). Such voting proxy shall expire and be of no further force and effect upon consummation of an IPO.

g.	Except and to the extent otherwise expressly provided herein, the Shares acquired under an Option shall be subject to the provisions of the Company’s Articles of Association, as amended from time to time, and all Company’s shareholders agreements, as amended from time to time, regardless of whether or not the Optionees are a party to such agreements.

12.	Termination of Relationship as a Service Provider:

a.	Unless otherwise provided by the Committee in the Option Agreement, if an Optionee ceases to be a Service Provider for any reason (including retirement, but excluding termination by reason of Optionee’s Disability, death or Cause, for which events there are special rules in sub- Sections (b) and (c) below), all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within ninety (90) days after the date of such termination (or such different period as the Committee shall prescribe (of at least thirty (30) days)), but in no event later than the Expiration Date of such Option as set forth in the Option Agreement. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

b.	Unless otherwise provided by the Committee in the Option Agreement, if an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability or death, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within twelve (12) months following the Optionee’s termination, (or such different period as the Committee shall prescribe (of at least six (6) months)), but in no event later than the Expiration Date of such Option, as set forth in the Option Agreement. In the case of the Optionee’s death, such Option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the Option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary(ies) of that Option, provided such beneficiary has been designated prior to the Optionee’s death in a form acceptable to the Committee. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

c.	Notwithstanding the above, if an Optionee ceases to be a Service Provider for Cause, all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, expire immediately upon the earlier of: (i) the date of such termination; or (ii) the time of delivery of the notice of termination for Cause, unless otherwise determined by the Committee. The Shares covered by such expired Options shall revert to the Plan. For purposes of the Plan, “Cause” is not limited to events, which have occurred prior to an Optionee’s termination of service, nor is it necessary that the Committee’s finding of “Cause” occur prior to termination. If the Committee determines, subsequent to an Optionee’s termination of service, but prior to the exercise of an Option, that either prior or subsequent to the Optionee’s termination the Optionee engaged in conduct which would constitute “Cause”, then the right to exercise any Option is forfeited immediately upon such determination.

d.	For the purpose of this Section 12, termination of relationship as a Service Provider shall be deemed to be effective upon the date, which is designated by the Company (or any Parent or Subsidiary thereof engaging the Optionee) as the last day of the Optionee’s service with the Company (or any Parent or Subsidiary thereof), unless otherwise determined by the Committee.

e.	For the purpose of this Section 12, a transfer of the Optionee from the service of the Company to any Parent or Subsidiary (and vise versa) or between Subsidiaries or between Parent to Subsidiary shall not be deemed a termination of relationship as a Service Provider, unless otherwise determined by the Committee.

13.	Adjustments, Liquidation and Change in Control: Upon the occurrence of any of the following described events, an Optionee’s right to purchase Shares under the Plan shall be adjusted as hereinafter provided.

a.	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and type of Shares which have been authorized for issuance under the Plan but as to which no Option have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number and type of Shares covered by each outstanding Option, as well as the Exercise Price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Ordinary A Shares, or any other increase or decrease in the number of issued Ordinary A Shares of the Company effected without receipt of consideration by the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, in its sole discretion, and its determination shall be final, binding and conclusive. The Company shall not be required to issue fractional Shares or other securities under the Plan and any fractional interest in a Share or other security that would otherwise be delivered upon the exercise of an Option will be cancelled. Except as expressly provided herein, no issuance by the Company of any class of shares, or securities convertible into any class of shares, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

b.	Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Optionees of such event and any Options that have not been previously exercised will terminate immediately prior to the consummation of such dissolution or liquidation. Notwithstanding the above, in the event of a voluntary liquidation of the Company, which is not within the frame of a merger or acquisition of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction, and any Options that have not been previously exercised will terminate immediately prior to the consummation of such proposed transaction.

c.	Change in Control. In the event of a Change in Control of the Company, each outstanding Option shall be treated as the Committee determines, including, without limitation, that (1) each Option be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; or (2) the Option shall be cashed out for a consideration equal to the difference between the price received by the shareholders of the Company in the Change in Control transaction and the Exercise Price of such Option. The Committee shall not be required to treat all Options similarly in the transaction. Unless the Option is assumed, or substituted for, following the Change in Control, the Option shall terminate as of the date of the closing of the Change in Control and the Committee shall notify the Optionee in writing or electronically of such termination. For the purposes of this sub-Section 13(c), the Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Ordinary A Shares (minus the exercise price, and if this number is less than zero or zero no consideration shall be paid) for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock or other securities of the successor corporation or its Parent or Subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Ordinary A Shares in the Change in Control (minus the exercise price).

14.	Limited Transferability of Options/Shares and Restrictions on Sale of Shares:

a.	Except and to the extent otherwise provided by the Committee with respect to Non-Statutory Stock Option, no Option may be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan shall be null and void.

b.	Without derogating from the provisions of Section 14(a) above, with regard to Section 102 Trustee Option and the Shares issued upon exercise of such Options, as long as such Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

c.	Shares acquired upon exercise of an Option shall be subject to such restrictions on transfer and/or sale as are generally applicable to shares of the Company, including without limitation, the right of first refusal restriction and the “bring-along” provision, in accordance with the Company’s By-Laws, Certificate of Incorporation and shareholders agreements, all as amended from time to time.

d.	In the event the Shares shall be registered for trading in any public market, the Committee may impose certain limitations on the Optionee’s right to sell the Shares (including a lock-up period) as may be requested by the Company’s underwriters or as the Committee may, in its absolute discretion, determine to be necessary or advisable, and Optionee shall unconditionally agree and accept any such limitations.

15.	Conditions Upon Issuance of Shares:

a.	Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without derogating from the generality of the foregoing, the Company shall not be required to issue or deliver any Shares (or any certificate or certificates for such Shares) purchased upon exercise of any Option (or portion thereof) prior to the completion of any registration or other qualification of such Shares, if so required under any Applicable Law, including U.S. federal, state or local law, or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

b.	As a condition to the exercise of an Option, the Committee may require the Optionee exercising such Option to represent and warrant at the time of such exercise, if, in the opinion of counsel for the Company, such a representation is required, that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares; and (ii) the Optionee shall not sell, transfer or otherwise dispose of any of the Shares so purchased by him, except in compliance with the Applicable Laws. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

16.	Tax Consequences:

a.	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, from the sale or disposition of such Shares or from any other event or act (of the Optionee, the Company or any Parent or Subsidiary of the Company or the Trustee (if applicable)) hereunder, shall be borne solely by the Optionee. The Company or any Parent or Subsidiary of the Company or the Trustee and\or the employment agency or any other entity engages with the Service Provider (if applicable) shall withhold taxes according to the requirements under Applicable Laws and it may take steps as it may deem necessary for withholding all due taxes, including, but not limited to (i) to the extent permitted by Applicable Laws, deducting the amount so required to be withheld from any other amount then or thereafter payable to an Optionee, and/or (ii) requiring Optionee to pay to the Company or any Parent or Subsidiary of the Company or to the Trustee and\or to the employment agency or any other entity engages with the Service Provider (if applicable) the amount so required to be withheld as a condition for the issuance, delivery, distribution or release of any Shares. Furthermore, such Optionee shall agree to indemnify the Company and/or any Parent or Subsidiary of the Company that engages the Optionee and the Trustee (if applicable) and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. Except as otherwise required by Applicable Laws, the Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

b.	Notice to the Company of Disqualifying Disposition. Each Employee who receives Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of Incentive Stock Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the Incentive Stock Option, or (b) one year after the date the Employee acquired Shares by exercising the Incentive Stock Option, except as otherwise provided in Section 424(c) of the Code.

c.	Without derogating from the definition of Fair Market Value in Section 2(q) above, and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Option Through a Trustee pursuant to Section 102, in the event the Shares of the Company are listed for trade on any established stock exchange or national market system or in the event the Shares of the Company will be registered for trade within ninety (90) days following the date of grant of such Options, the Fair Marker Value of the Shares on the date of grant shall be equal to the average value of the Company’s Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trade, as the case may be, all in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance.

d.	With regard to Section 102 Non-Trustee Option, in the event an Optionee shall cease to be employed by or, if applicable, cease to render his services to the Company or any Parent or Subsidiary of the Company, for any reason, the Optionee shall be obligated to provide the Company and/or its Parent or Subsidiary with a security or guarantee, in the degree and manner satisfactory to them, to cover any future tax obligation resulting from the disposition of the Options and/or the Shares acquired thereunder, all in accordance with Section 102.

e.	With regard to Section 102 Trustee Options, the provisions of the Plan and the Option Agreement shall be subject to the provisions of Section 102 and the tax officer’s approval, which shall be deemed an integral part of the Plan and the Option Agreement. To the extent that Section 102 and/or the tax officer’s approval require the Plan and/or the Option Agreement to contain specified provisions in order to qualify the Options for preferential tax treatment, such provisions shall be deemed to be stated herein and/or in the Option Agreement, as applicable, and to be binding upon the Company, any Parent or Subsidiary and the Optionee.

f.	With regard to Incentive Stock Option and Non-Statutory Stock Option, to the extent the Code and Treasury Regulations promulgated thereunder require the Plan to contain specified provisions in order to qualify the Options for preferential tax treatment, such provisions shall be deemed to be stated in this Plan.

17.	Term, Amendment and Termination of the Plan:

a.	The Plan shall become effective upon the earlier of: (i) its adoption by the Board, or (ii) its approval by the Company’s stockholders, if such an approval is necessary to comply with Applicable Laws. For purposes of Incentive Stock Options, the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board in the degree and manner required under Applicable Laws. If such approval is not obtained, any Incentive Stock Option shall be treated as Non-Statutory Stock Option.

b.	Unless sooner terminated, the Plan shall expire on the tenth (10) anniversary of the date on which the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.

c.	The Committee, at any time and from time to time, may terminate, suspend or amend the Plan. The Committee shall obtain approval from the Company’s stockholders of any Plan amendment to the extent necessary to comply with Applicable Laws. No amendment, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18.	Inability to Obtain Authority: The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.	Continuance of Engagement: Neither the Plan nor any Option granted hereunder shall impose any obligation on the Company or its Parent or Subsidiary, to continue its relationship with an Optionee as a Service Provider, and nothing in the Plan, in any Option Agreement or in any Option granted pursuant thereto shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company or its Parent or Subsidiary nor shall it interfere in any way with his right or the Company’s or its Patent’s or Subsidiary’s right to terminate such relationship at any time, with or without Cause, and with or without notice.

20.	Non-Exclusivity of the Plan: The Plan shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.	Governing Law and Jurisdiction: This Plan and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws thereof. Any dispute arising out of this Plan and all instruments issued thereunder or in connection therewith shall be resolved exclusively by the appropriate court in the State of Israel.

22.	Reservation of Shares: The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.	Application of Funds: The proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes of the Company.

24.	General Provisions for Optionee’s who are Residents of the State of California: Notwithstanding anything to the contrary contained in the Plan, the provisions set forth in this Section 24 shall apply to all Options granted under the Plan to residents of California, and shall remain in effect until determined otherwise by the Committee, subject to the approval of counsel for the Company with respect to compliance with securities laws of the State of California.

a.	Option Exercise Price: Except as provided in Section 10 above, the Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

In the case of an Option:

(i)	granted to a Service Provider who, at the time of grant of such Option, is a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant; and

(ii)	granted to any other Service Provider, the Exercise Price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, Options may be granted with an Exercise Price other than as required above pursuant to a merger or other corporate transaction.

b.	Exercisability. Except with regard to Options granted to officers, Directors, managers or Consultants, in no event shall an Option granted hereunder become vested and exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions, such as continuing to be a Service Provider.

c.	Information to Optionees: To the extent required by Section 25102(o) of the California Corporations Code and to the extent the Company is relying on such exemption for the issuance of Options under the Plan, the Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

d.	Limitation on Number of Shares. At no time shall the total number of Shares issuable upon exercise of all outstanding Options under the Plan and any Shares provided for under any bonus or similar plan or agreement of the Company exceed __% of the then-outstanding Shares of the Company, unless a percentage higher than __% is approved by at least two-thirds of the outstanding securities of the Company entitled to vote. The number of Shares which may be issued or transferred pursuant to Options under the Plan shall be reduced to the extent necessary to comply with this provision.

25.	Severability: If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any Applicable Laws, the invalidity of such term or provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.